COLUMBIA FUNDS SERIES TRUST II

AMENDMENT NO. 29 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust II (the “Trust”), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust;

WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees;

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia Funds Series Trust II, do hereby certify that we have authorized the renaming of Columbia Large Cap Value Fund to Columbia Intrinsic Value Fund and Columbia Limited Duration Credit Fund to Columbia Select Short Corporate Income Fund, and have authorized the following amendment to said Declaration of Trust:

1. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5 and Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Capital Allocation Aggressive Portfolio

Columbia Capital Allocation Conservative Portfolio

Columbia Capital Allocation Moderate Portfolio

Columbia Commodity Strategy Fund

Columbia Disciplined Core Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Dividend Opportunity Fund

Columbia Emerging Markets Bond Fund

Columbia Flexible Capital Income Fund

Columbia Floating Rate Fund

Columbia Global Value Fund

Columbia Global Opportunities Fund

Columbia Government Money Market Fund

Columbia High Yield Bond Fund

Columbia Income Builder Fund

Columbia Income Opportunities Fund

Columbia Integrated Large Cap Growth Fund

Columbia Integrated Large Cap Value Fund

Columbia Integrated Small Cap Growth Fund

Columbia Intrinsic Value Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Mortgage Opportunities Fund

Columbia Overseas Core Fund

Columbia Pyrford International Stock Fund

Columbia Quality Income Fund

Columbia Select Global Equity Fund

Columbia Select Large Cap Value Fund

Columbia Select Short Corporate Income Fund

Columbia Select Small Cap Value Fund

Columbia Seligman Technology and Information Fund

Columbia Seligman Global Technology Fund

Columbia Short-Term Cash Fund

Columbia Strategic Municipal Income Fund

Columbia Ultra Short Duration Municipal Bond Fund

Multi-Manager Value Strategies Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of this Section 6 remains unchanged.

The rest of the Declaration of Trust remains unchanged.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 29 to the Declaration of Trust on September 5, 2025.

/s/ George S. Batejan George S. Batejan	/s/ Brian J. Gallagher Brian J. Gallagher

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Douglas A. Hacker Douglas A. Hacker

/s/ Daniel J. Beckman Daniel J. Beckman	/s/ Nancy T. Lukitsh Nancy T. Lukitsh

/s/ Pamela G. Carlton Pamela G. Carlton	/s/Jeninne C. McGee Jeninne C. McGee

/s/ Janet Langford Carrig Janet Langford Carrig	/s/ David M. Moffett David M. Moffett

/s/ J. Kevin Connaughton J. Kevin Connaughton	/s/ Catherine James Paglia Catherine James Paglia

/s/ Olive M. Darragh Olive M. Darragh	/s/ Natalie A. Trunow Natalie A. Trunow

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Sandra L. Yeager Sandra L. Yeager